EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports Second Quarter 2015 Results

SACRAMENTO, Calif., July 10, 2015 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) today reported results for the second quarter ended May 31, 2015.

Financial Overview

Second Quarter of Fiscal 2015 compared to Second Quarter of Fiscal 2014

  Net sales for the second quarter of fiscal 2015 totaled $456.9 million compared to $404.5 million for the second quarter of fiscal 2014. Sales for the second quarter of fiscal 2015 included $42.0 million related to the sale of 550 acres of land.
  Net income for the second quarter of fiscal 2015 was $18.4 million, or $0.26 diluted income per share, compared to a net loss of $(50.9) million, or $(0.88) loss per share, for the second quarter of fiscal 2014. Net income for the second quarter of fiscal 2015 included an after-tax gain of $17.9 million related to the sale of 550 acres of land.
  Adjusted EBITDAP (Non-GAAP measure*) for the second quarter of fiscal 2015 was $86.3 million, or 18.9% of net sales, compared to $32.7 million, or 8.1% of net sales, for the second quarter of fiscal 2014.
  Segment performance (Non-GAAP measure*) before environmental remediation provision adjustments, retirement benefit plan expense, and unusual items was $80.0 million for the second quarter of fiscal 2015, compared to $23.4 million for the second quarter of fiscal 2014.
  Cash provided by operating activities in the second quarter of fiscal 2015 totaled $64.0 million, compared to $3.0 million in the second quarter of fiscal 2014. Cash provided by operating activities in the second quarter of fiscal 2015 included $40.0 million of proceeds related to the sale of 550 acres of land.
  Free cash flow (Non-GAAP measure*) in the second quarter of fiscal 2015 totaled $58.9 million, compared to $(6.2) million in the second quarter of fiscal 2014.
  As of May 31, 2015, the Company had $464.4 million in net debt (Non-GAAP measure*) compared to $516.3 million as of November 30, 2014.
  As of May 31, 2015, the Company had $2.3 billion of funded backlog compared to $2.2 billion as of November 30, 2014.

First half of fiscal 2015 compared to First half of fiscal 2014

  Net sales for the first half of fiscal 2015 totaled $775.5 million compared to $736.6 million for the first half of fiscal 2014. Sales for the first half of fiscal 2015 included $42.0 million related to the sale of 550 acres of land.
  Net income for the first half of fiscal 2015 was $14.5 million, or $0.22 diluted income per share, compared to a net loss of $(53.2) million, or $(0.91) loss per share, for the first half of fiscal 2014. Net income for the first half of fiscal 2015 included an after-tax gain of $17.9 million related to the sale of 550 acres of land.
  Adjusted EBITDAP (Non-GAAP measure*) for the first half of fiscal 2015 was $121.0 million, or 15.6% of net sales, compared to $73.3 million, or 10.0% of net sales, for the first half of fiscal 2014.
  Segment performance (Non-GAAP measure*) before environmental remediation provision adjustments, retirement benefit expense, and unusual items was $111.2 million for the first half of fiscal 2015, compared to $57.3 million for the first half of fiscal 2014.
  Cash provided by (used in) operating activities in the first half of fiscal 2015 totaled $28.4 million, compared to $(22.3) million in the first half of fiscal 2014. Cash provided by operating activities in the first half of fiscal 2015 included $40.0 million of proceeds related to the sale of 550 acres of land.
  Free cash flow (Non-GAAP measure*) in the first half of fiscal 2015 totaled $19.0 million, compared to $(40.8) million in the first half of fiscal 2014.
  In June 2015, the Company retired $25.0 million principal amount of its delayed draw term loan.

_____________

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

"We are very pleased to report growth in net sales and improved operating metrics for the second quarter of fiscal 2015," said Eileen Drake, CEO and President of Aerojet Rocketdyne Holdings, Inc. "During the current quarter, we realized the sale of 550 acres of our Easton property which was a key milestone in our continuing development and monetization of our real estate assets. We continued to move forward with the development of our newest liquid booster engine, the AR1, focusing on having AR1 certified for flight by 2019. Further, we are making progress on the implementation of our Competitive Improvement Program that is designed to enhance Aerojet Rocketdyne's technological and competitive leadership in its markets."

Operations Review

Aerospace and Defense Segment

	Three months ended May 31,		Six months ended May 31,
	2015	2014	2015	2014
	(In millions, except percentage amounts)
Net sales	$413.4	$402.9	$730.4	$733.5
Segment performance (Non-GAAP measure)	34.1	16.0	51.3	41.3
Segment margin (Non-GAAP measure)	8.2%	4.0%	7.0%	5.6%
Segment margin before environmental remediation provision adjustments, retirement benefit plan expense, Rocketdyne purchase accounting adjustments, and unusual items (Non-GAAP measure)	13.2%	7.3%	12.4%	9.4%
Components of segment performance:
Aerospace and Defense	$54.6	$29.4	$90.5	$69.1
Environmental remediation provision adjustments	(1.9)	(0.3)	(3.3)	(1.9)
Retirement benefit plan expense	(12.4)	(6.1)	(24.8)	(12.2)
Unusual items	—	(0.1)	0.7	(0.1)
Rocketdyne purchase accounting adjustments not allocable to the Company's U.S. government contracts:
Amortization of the Rocketdyne Business' intangible assets	(3.0)	(3.0)	(6.0)	(6.0)
Depreciation associated with the step-up in the fair value of the Rocketdyne Business' tangible assets	(3.1)	(3.0)	(5.6)	(5.7)
Cost of sales associated with the step-up in the fair value of the Rocketdyne Business' inventory	(0.1)	(0.9)	(0.2)	(1.9)
Aerospace and Defense total	$34.1	$16.0	$51.3	$41.3

The increase in net sales in the second quarter of fiscal 2015 compared to the second quarter of fiscal 2014 was primarily due to the following: (i) an increase of $20.2 million in the various Standard Missile contracts, primarily from increased deliveries as a result of transitioning the Standard Missile-3 Block IB contract from low-rate initial production to full-rate production and (ii) an increase of $17.2 million on the RS-25 program which is currently in the middle of a large development and integration effort in support of the National Aeronautics and Space Administration's Space Launch System ("SLS") development schedule. The increase in net sales was partially offset by (i) a decrease of $14.3 million in the RL-10 and RS-68 programs as a result of the timing of deliveries on these multi-year contracts and (ii) a decrease of $16.3 million on the J-2X program due to the successful completion of current J-2X development requirements.   See net sales information below:

	Three months ended May 31,
	2015	2014	Change
	(In millions)
Net sales:
Standard Missile	$69.9	$49.7	$20.2
Terminal High Altitude Area Defense ("THAAD")	53.5	48.7	4.8
RS-25	44.3	27.1	17.2
RL-10	28.5	32.8	(4.3)
RS-68	27.1	37.1	(10.0)
Orion	17.0	9.3	7.7
J-2X	1.0	17.3	(16.3)
All other Aerospace and Defense programs	172.1	180.9	(8.8)
	$413.4	$402.9	$10.5

 The decrease in net sales for the first half of fiscal 2015 compared to the first half of fiscal 2014 was primarily due to (i) a decrease of $45.6 million in the RL-10 and RS-68 programs as a result of the timing of deliveries on these multi-year contracts and (ii) a decrease of $38.0 million on the J-2X program due to the successful completion of current J-2X development requirements. The decrease in net sales was offset by the following: (i) an increase of $32.1 million on the RS-25 program which is currently in the middle of a large development and integration effort in support of the SLS development schedule; (ii) increased development work on the Orion program which generated $20.0 million in additional net sales; (iii) increased deliveries on the THAAD program which generated $21.5 million in additional net sales; and (iv) an increase of $19.7 million in the various Standard Missile contracts, primarily from increased deliveries as a result of transitioning the Standard Missile-3 Block IB contract from low-rate initial production to full-rate production. See net sales information below:

	Six months ended May 31,
	2015	2014	Change
	(In millions)
Net sales:
Standard Missile	$110.0	$90.3	$19.7
THAAD	97.0	75.5	21.5
RS-25	81.1	49.0	32.1
RS-68	51.4	72.5	(21.1)
RL-10	45.0	69.5	(24.5)
Orion	32.4	12.4	20.0
J-2X	3.3	41.3	(38.0)
All other Aerospace and Defense programs	310.2	323.0	(12.8)
	$730.4	$733.5	$(3.1)

The increase in the segment margin before environmental remediation provision adjustments, retirement benefit plan expense, Rocketdyne purchase accounting adjustments, and unusual items in the second quarter and first half of fiscal 2015 compared to the second quarter and first half of fiscal 2014 was primarily due to (i) contract losses of $13.7 million, 3.4% of net sales, and $13.9 million, 1.9% of net sales, on the Antares AJ-26 program incurred in the second quarter and first half of fiscal 2014, respectively, associated with the previously reported engine test failures and inspection costs and (ii) improved contract performance on the Standard Missile program due to increased volume and cost saving initiatives on the RS-68 program.

A summary of the Company's backlog is as follows:

	May 31, 2015	November 30, 2014
	(In billions)
Funded backlog	$2.3	$2.2
Unfunded backlog	0.7	0.9
Total contract backlog	$3.0	$3.1

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company's control. Of the Company's May 31, 2015 total contract backlog, approximately 50%, or $1.5 billion, is expected to be filled within one year.

Real Estate Segment

	Three months ended May 31,		Six months ended May 31,
	2015	2014	2015	2014
	(In millions)
Net sales	$43.5	$1.6	$45.1	$3.1
Components of net sales:
Land - cash	40.0	—	40.0	—
Land - promissory note	2.0	—	2.0	—
Rental property operations	1.5	1.6	3.1	3.1
Segment performance (Non-GAAP measure)	31.6	0.9	32.5	1.8
Components of segment performance:
Segment performance related to land sale	$30.6	$—	$30.6	$—
Segment performance from rental property operations	1.0	0.9	1.9	1.8
Real estate total	$31.6	$0.9	$32.5	$1.8

During the second quarter of fiscal 2015, the Company finalized the sale of the Hillsborough land for a total purchase price of $57.0 million which was comprised of $46.7 million cash and $10.3 million of promissory notes. The total acreage covered by the Hillsborough land transaction was approximately 700 acres, of which approximately 550 acres was recognized as a sale in the second quarter of fiscal 2015. At the initial closing, the buyer paid $40.0 million cash and executed a $9.0 million promissory note secured by a first lien Deed of Trust on a portion of the sale property which resulted in a gain of $30.6 million in the second quarter of fiscal 2015. The $9.0 million promissory note secured by a first lien Deed of Trust is divided into two components: (i) a $3.0 million 7% promissory note payable 7 years after close of escrow, which includes a possible $1.0 million reduction in principal if the Company is unable to obtain the necessary road and utility approvals, and (ii) a $6.0 million 7% promissory note payable 7 years after close of escrow and only payable after certain environmental clearances associated with "Area 40" (discussed below) are obtained by the Company. The sale also included a $1.3 million non-interest bearing promissory note secured by a first lien Deed of Trust on a portion of the sale property associated with the location of future city roads. In addition, approximately 150 acres of this land, including a 50-acre portion known as "Area 40," was held back from the initial closing. Upon receipt of regulatory approvals, a closing will take place for the sale of the developable portions of such holdback acreage for a purchase price of $6.7 million in cash.

Additional Information

Costs included in income (loss) from continuing operations before income taxes for the periods presented are as follows:

	Three months ended May 31,		Six months ended May 31,
	2015	2014	2015	2014
	(In millions)
Rocketdyne Business acquisition costs not allocable to the Company's U.S. government contracts:
Amortization of the Rocketdyne Business intangible assets	$3.0	$3.0	$6.0	$6.0
Depreciation associated with the step-up in the fair value of the Rocketdyne Business' tangible assets	3.1	3.0	5.6	5.7
Cost of sales associated with the step-up in the fair value of the Rocketdyne Business' inventory	0.1	0.9	0.2	1.9
Total Rocketdyne Business acquisition costs	6.2	6.9	11.8	13.6
Other costs
Retirement benefit expense	16.8	8.9	33.4	17.8
Loss on debt repurchased	0.5	45.9	0.7	50.8
Stock-based compensation	2.0	1.6	7.3	3.0
Total other costs	19.3	56.4	41.4	71.6
	$25.5	$63.3	$53.2	$85.2

Competitive Improvement Program

During the second quarter of fiscal 2015, the Board of Directors of the Company approved a Competitive Improvement Program (the "CIP") comprised of activities and initiatives aimed at reducing costs in order for the Company to continue to compete successfully. The CIP is composed of three major components: (i) facilities optimization and footprint reduction; (ii) product affordability; and (iii) reduced administrative and overhead costs. Under the CIP, the Company expects an estimated 500 headcount reduction in its total employee population. The Company currently estimates that it will incur restructuring and related costs over the next four years totaling approximately $110 million. A summary of the Company's CIP reserve activity for the second quarter of fiscal 2015 is shown below:

	Severance	Retention	Total
	(In millions)
February 28, 2015	$—	$—	$—
Accrual established	10.7	0.5	11.2
May 31, 2015	$10.7	$0.5	$11.2

The costs associated with the CIP will be a component of the Company's U.S. government forward pricing rates, and therefore, will be recovered through the pricing of the Company's products and services to the U.S. government. In addition, to the employee-related CIP obligations, the Company incurred non-cash accelerated depreciation expense of $0.1 million in the second quarter of fiscal 2015 associated with changes in the estimated useful life of long-lived assets impacted by the CIP.

Debt Activity

As of May 31, 2015 and November 30, 2014, the Company's debt was as follows:

	May 31,	November 30,
	2015	2014
	(In millions)
Senior debt	$96.3	$98.8
Senior secured notes	460.0	460.0
Convertible subordinated notes	98.0	133.8
Delayed draw term loan (1)	63.0	89.0
Capital lease	0.6	0.6
Total debt	$717.9	$782.2
__________
(1) In June 2015, the Company retired $25.0 million principal amount of its delayed draw term loan.

As of May 31, 2015, the Company had $153.6 million of available borrowings under its senior credit facility.

Forward-Looking Statements

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company's management are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company's management that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company's forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  future reductions or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  negative audit of the Company's business by the U.S. government;
  the difficulties to integrate the Rocketdyne Business into the Company's existing operations successfully or to realize the anticipated benefits of the acquisition including successful execution of the CIP plan;
  ability to manage effectively the Company's expanded operations;
  ability to manage effectively the Company's leverage and debt service obligations;
  the Company's international sales are subject to applicable laws relating to export controls, the violation of which could adversely affect its operations;
  cost overruns on the Company's contracts that require the Company to absorb excess costs;
  Antares ORB-3 launch failure may result in the termination of the AJ-26 supply contract and the Company may face significant damage claims;
  failure of the Company's subcontractors or suppliers to perform their contractual obligations;
  failure to secure contracts;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure to comply with applicable laws, including laws relating to export controls and anti-corruption or bribery laws;
  costs and time commitment related to potential acquisition activities;
  the Company's inability to adapt to rapid technological changes;
  failure of the Company's information technology infrastructure including a successful cyber-attack, accident or security breach that could result in disruptions to the Company's operations;
  product failures, schedule delays or other problems with existing or new products and systems;
  the release, or explosion, or unplanned ignition of dangerous materials used in the Company's businesses;
  loss of key qualified suppliers of technologies, components, and materials;
  the funded status of the Company's defined benefit pension plan and the Company's obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company's current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  the results of significant litigation;
  occurrence of liabilities that are inadequately covered by indemnity or insurance;
  inability to protect the Company's patents and proprietary rights;
  business disruptions to the extent not covered by insurance;
  the earnings and cash flows of the Company's subsidiaries and the distribution of those earnings to the Company;
  the substantial amount of debt which places significant demands on the Company's cash resources and could limit the Company's ability to borrow additional funds or expand its operations;
  the Company's ability to comply with the financial and other covenants contained in the Company's debt agreements;
  risks inherent to the real estate market;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  additional costs related to the Company's discontinued operations;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company's inability to renew collective bargaining agreements on favorable terms;
  fluctuations in sales levels causing the Company's quarterly operating results and cash flows to fluctuate;
  failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
  those risks detailed in the Company's reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc. is an innovative company delivering solutions that create value for its customers in the aerospace and defense markets. The company is a world-recognized aerospace and defense leader that provides propulsion and energetics to the space, missile defense and strategic systems, tactical systems and armaments areas, in support of domestic and international markets. Additional information about Aerojet Rocketdyne can be obtained by visiting our websites at www.Rocket.com and www.AerojetRocketdyne.com.

(Tables to follow)

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended May 31,		Six months ended May 31,
	2015	2014	2015	2014
	(In millions, except per share amounts)
Net sales	$456.9	$404.5	$775.5	$736.6
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	372.5	369.4	655.3	657.9
Selling, general and administrative	12.6	9.2	28.1	18.4
Depreciation and amortization	16.1	15.7	32.1	30.6
Other expense, net:
Loss on debt repurchased	0.5	45.9	0.7	50.8
Other	2.3	2.4	3.8	5.1
Total operating costs and expenses	404.0	442.6	720.0	762.8
Operating income (loss)	52.9	(38.1)	55.5	(26.2)
Non-operating (income) expense:
Interest income	—	—	(0.1)	—
Interest expense	13.2	12.6	26.6	25.0
Total non-operating expense, net	13.2	12.6	26.5	25.0
Income (loss) from continuing operations before income taxes	39.7	(50.7)	29.0	(51.2)
Income tax provision (benefit)	21.3	(0.6)	14.7	1.2
Income (loss) from continuing operations	18.4	(50.1)	14.3	(52.4)
(Loss) income from discontinued operations, net of income taxes	—	(0.8)	0.2	(0.8)
Net income (loss)	$18.4	$(50.9)	$14.5	$(53.2)
Income (Loss) Per Share of Common Stock
Basic
Income (loss) per share from continuing operations	$0.29	$(0.87)	$0.23	$(0.90)
Loss per share from discontinued operations, net of income taxes	—	(0.01)	—	(0.01)
Net income (loss) per share	$0.29	$(0.88)	$0.23	$(0.91)
Diluted
Income (loss) per share from continuing operations	$0.26	$(0.87)	$0.22	$(0.90)
Loss per share from discontinued operations, net of income taxes	—	(0.01)	—	(0.01)
Net income (loss) per share	$0.26	$(0.88)	$0.22	$(0.91)
Weighted average shares of common stock outstanding, basic	61.2	57.9	59.9	58.7
Weighted average shares of common stock outstanding, diluted	72.3	57.9	72.2	58.7

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended May 31,		Six months ended May 31,
	2015	2014	2015	2014
	(In millions)
Net Sales:
Aerospace and Defense	$413.4	$402.9	$730.4	$733.5
Real Estate	43.5	1.6	45.1	3.1
Total Net Sales	$456.9	$404.5	$775.5	$736.6
Segment Performance:
Aerospace and Defense	$48.4	$22.5	$78.7	$55.5
Environmental remediation provision adjustments	(1.9)	(0.3)	(3.3)	(1.9)
Retirement benefit plan expense	(12.4)	(6.1)	(24.8)	(12.2)
Unusual items	—	(0.1)	0.7	(0.1)
Aerospace and Defense Total	34.1	16.0	51.3	41.3
Real Estate	31.6	0.9	32.5	1.8
Total Segment Performance	$65.7	$16.9	$83.8	$43.1
Reconciliation of segment performance to income (loss) from continuing operations before income taxes:
Segment performance	$65.7	$16.9	$83.8	$43.1
Interest expense	(13.2)	(12.6)	(26.6)	(25.0)
Interest income	—	—	0.1	—
Stock-based compensation expense	(2.0)	(1.6)	(7.3)	(3.0)
Corporate retirement benefit plan expense	(4.4)	(2.8)	(8.6)	(5.6)
Corporate and other expense, net	(5.9)	(4.5)	(11.7)	(9.7)
Unusual items	(0.5)	(46.1)	(0.7)	(51.0)
Income (loss) from continuing operations before income taxes	$39.7	$(50.7)	$29.0	$(51.2)

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales from continuing operations less applicable costs, expenses and unusual items relating to the segment operations. Segment performance excludes corporate income and expenses, unusual items not related to the segment operations, interest expense, interest income, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations. It is on this basis that management internally assesses the financial performance of its segments.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	May 31, 2015	November 30, 2014
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$253.5	$265.9
Accounts receivable	173.7	172.9
Inventories	150.3	139.0
Recoverable from the U.S. government and other third parties for environmental remediation costs	23.7	19.4
Receivable from Northrop Grumman Corporation ("Northrop")	6.0	6.0
Other current assets, net	45.4	38.0
Deferred income taxes	24.8	25.3
Total Current Assets	677.4	666.5
Noncurrent Assets
Property, plant and equipment, net	356.3	367.5
Real estate held for entitlement and leasing	82.9	94.4
Recoverable from the U.S. government and other third parties for environmental remediation costs	76.8	81.2
Receivable from Northrop	69.7	74.8
Deferred income taxes	245.3	259.0
Goodwill	164.4	164.4
Intangible assets	115.5	122.2
Other noncurrent assets, net	109.8	91.6
Total Noncurrent Assets	1,220.7	1,255.1
Total Assets	$1,898.1	$1,921.6
LIABILITIES, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS' DEFICIT
Current Liabilities
Short-term borrowings and current portion of long-term debt	$5.3	$5.3
Accounts payable	87.6	103.5
Reserves for environmental remediation costs	38.7	31.9
Postretirement medical and life insurance benefits	6.4	6.4
Advance payments on contracts	197.3	198.5
Other current liabilities	198.5	221.7
Total Current Liabilities	533.8	567.3
Noncurrent Liabilities
Senior debt	91.3	93.8
Second-priority senior notes	460.0	460.0
Convertible subordinated notes	98.0	133.8
Other debt	63.3	89.3
Reserves for environmental remediation costs	122.8	134.1
Pension benefits	475.4	482.8
Postretirement medical and life insurance benefits	50.1	51.7
Other noncurrent liabilities	99.0	79.7
Total Noncurrent Liabilities	1,459.9	1,525.2
Total Liabilities	1,993.7	2,092.5
Commitments and contingencies
Redeemable common stock	0.1	1.6
Stockholders' Deficit
Preference stock	—	—
Common stock	6.3	5.9
Other capital	324.8	287.3
Treasury stock	(64.5)	(64.5)
Accumulated deficit	(52.5)	(67.0)
Accumulated other comprehensive loss, net of income taxes	(309.8)	(334.2)
Total Stockholders' Deficit	(95.7)	(172.5)
Total Liabilities, Redeemable Common Stock and Stockholders' Deficit	$1,898.1	$1,921.6

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Six months ended May 31,
	2015	2014
	(In millions)
Operating Activities
Net income (loss)	$14.5	$(53.2)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Income) loss from discontinued operations, net of income taxes	(0.2)	0.8
Depreciation and amortization	32.1	30.6
Amortization of financing costs	1.4	1.8
Stock-based compensation	7.3	3.0
Retirement benefit expense	33.4	17.8
Loss on debt repurchased	0.7	50.8
Loss on bank amendment	—	0.2
Loss on disposal of long-lived assets	0.2	—
Tax benefit on stock-based awards	(1.5)	(1.3)
Changes in assets and liabilities	(59.5)	(72.7)
Net cash provided by (used in) continuing operations	28.4	(22.2)
Net cash used in discontinued operations	—	(0.1)
Net Cash Provided by (Used in) Operating Activities	28.4	(22.3)
Investing Activities
Capital expenditures	(9.4)	(18.5)
Net Cash Used in Investing Activities	(9.4)	(18.5)
Financing Activities
Proceeds from issuance of debt	—	179.0
Debt issuance costs	—	(4.1)
Debt repayments/repurchases	(28.5)	(145.8)
Repurchase of shares to satisfy tax withholding obligations	(4.4)	(2.0)
Purchase of treasury stock	—	(64.5)
Tax benefit on stock-based awards	1.5	1.3
Net Cash Used in Financing Activities	(31.4)	(36.1)
Net Decrease in Cash and Cash Equivalents	(12.4)	(76.9)
Cash and Cash Equivalents at Beginning of Period	265.9	197.6
Cash and Cash Equivalents at End of Period	$253.5	$120.7

Use of Non-GAAP Financial Measures

In addition to segment performance (discussed above), the Company provides the Non-GAAP financial measure of its operational performance called Adjusted EBITDAP. The Company uses this metric to further its understanding of the historical and prospective consolidated core operating performance of its segments, net of expenses resulting from the Company's corporate activities in the ordinary, ongoing and customary course of its operations. Further, the Company believes that to effectively compare the core operating performance metrics from period to period on a historical and prospective basis, the metric should exclude items relating to retirement benefits, significant non-cash expenses, the impacts of financing decisions on the earnings, and items incurred outside the ordinary, ongoing and customary course of its operations. Accordingly, the Company defines Adjusted EBITDAP as GAAP income (loss) from continuing operations before income taxes adjusted by interest expense, interest income, depreciation and amortization, retirement benefit expense, and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted EBITDAP does not represent, and should not be considered an alternative to, net income (loss), as determined in accordance with GAAP.

	Three months ended May 31,		Six months ended May 31,
	2015	2014	2015	2014
	(In millions, except percentage amounts)
Income (loss) from continuing operations before income taxes	$39.7	$(50.7)	$29.0	$(51.2)
Interest expense	13.2	12.6	26.6	25.0
Interest income	—	—	(0.1)	—
Depreciation and amortization	16.1	15.7	32.1	30.6
Retirement benefit expense	16.8	8.9	33.4	17.8
Unusual items	0.5	46.2	—	51.1
Adjusted EBITDAP	$86.3	$32.7	$121.0	$73.3
Adjusted EBITDAP as a percentage of net sales	18.9%	8.1%	15.6%	10.0%

In addition to segment performance and Adjusted EBITDAP, the Company provides the Non-GAAP financial measures of free cash flow and net debt. The Company uses these financial measures, both in presenting its results to stakeholders and the investment community, and in its internal evaluation and management of the business. Management believes that these financial measures are useful because it presents the Company's business using the same tools that management uses to gauge progress in achieving its goals.

	Three months ended May 31,		Six months ended May 31,
	2015	2014	2015	2014
	(In millions)
Cash provided by (used in) operating activities	$64.0	$3.0	$28.4	$(22.3)
Capital expenditures	(5.1)	(9.2)	(9.4)	(18.5)
Free cash flow(1)	$58.9	$(6.2)	$19.0	$(40.8)
__________
(1) Free Cash Flow, a Non-GAAP financial measure, is defined as cash flow from operating activities less capital expenditures. Free Cash Flow excludes any mandatory debt service requirements and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company believes Free Cash Flow is useful as it provides supplemental information to assist investors in viewing the business using the same tools that management uses to gauge progress in achieving the Company's goals.

	May 31, 2015	November 30, 2014
	(In millions)
Debt principal	$717.9	$782.2
Cash and cash equivalents	(253.5)	(265.9)
Net debt	$464.4	$516.3

Because the Company's method for calculating the Non-GAAP measures may differ from other companies' methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.

CONTACT: Investors: Kathy Redd, vice president and chief financial officer 916.355.2361
                    Pete Knudsen, director, investor relations  916.355.2252
         Media: Glenn Mahone, vice president, communications  202.302.9941